EXHIBIT 99.1
AmeriVest Properties Inc. - Logo
                                                                        SNAPSHOT
                                                           www.AMVproperties.com

                                Mission Statement
                                -----------------

The future of America's economic growth is clearly within its small and mid-sized businesses. AmeriVest Properties acquires, develops and operates multi-tenant office properties in select high growth markets that serve these businesses. Our properties provide efficient physical design with current generation technology, and our management responds quickly and creatively to tenant needs. In this manner we strive to build customer loyalty, outperform our competition, and generate superior returns to our shareholders.

            [Bar graphs appear here based on data points indicated.]

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                               Total Assets ...increasing every year
                               -------------------------------------
                       1997        1998         1999        2000       2001*
$ in Millions          11.6        23.7         30.3        42.3        87
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                              Annual Revenues...increasing every year
                              ---------------------------------------
                       1997        1998         1999        2000       2001*
$ in Millions           2.5         3.8          5.9         7.2        10
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                        Operating Cash Flow (FFO)**...increasing every year
                        ---------------------------------------------------
                       1997        1998         1999        2000       2001*
FFO in Thousands        450         755         1281        1385       2400
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                           Dividends Per Share... increasing every year
                           --------------------------------------------
                       1997        1998         1999        2000       2001
Cash Dividend          0.45        0.47         0.48        0.49       0.50
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                          Bottom Line ... Total Return to Shareholders***
                          -----------------------------------------------
                        AmeriVest %          Industry %           S & P 500%
                        -----------          ----------           ----------
1 Year                      33.0                 28.3                -11.9
3 Year Avg.                 27.3                 11.8                  0.0
5 Year Avg.                 24.4                  8.8                 12.4
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Source: Morningstar, Inc. (Morningstar.com) as of 1/02/02.

* The figures for 2001 are unaudited preliminary estimates and are subject to change when our audit is completed.

** Operating Cash Flow = net income (loss) excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

*** Total return based on stock price appreciation and reinvestment of all dividends.

Certain statements discussed in this brochure constitute "forward looking statements" and involve risks, uncertainties and other factors which may cause the actual outcome to be materially different form the outcome expressed or implied by such statements. Such risks and uncertainties include general economic conditions, local real estate conditions, the performance of recently acquired properties and other risks detailed from time to time in AmeriVest's Securities and Exchange Commission filings.